Exhibit 10.1(c)

Amendment to Universal Power Group, Inc. 2006 Stock Option Plan

          Section 5 of the Universal Power Group, Inc. 2006 Stock Option Plan (the “Plan”) has been amended to increase to 1,500,000 the maximum number of shares of Stock reserved for the grant of Awards under the Plan, subject to adjustment as provided in the Plan.